CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" and "Fund Service Providers" in the Prospectus and "Disclosure of Portfolio Holdings", "Other Service Providers" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference and use of our reports dated February 28, 2014, on the financial statements and financial highlights of the American Beacon S&P 500 Index Fund, as of and for the periods ended December 31, 2013, in the Registration Statement (Form N-1A) of the American Beacon Funds, which is filed with the Securities and Exchange Commission in the Post-Effective Amendment No. 187 to the Registration Statement under the Securities Act of 1933 (File No. 33-11387).

/s/ Ernst & Young LLP

Dallas, Texas

April 25, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm with respect to State Street Equity 500 Index Portfolio under the caption “Other Service Providers” and “Financial Statements” in the American Beacon Fundssm Statement of Additional Information, dated April 30, 2014, and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 187 to File No. 033-11387) of American Beacon Fundssm of our report, dated February 26, 2014, on the financial statements and financial highlights of State Street Equity 500 Index Portfolio, included in the Annual Report to Shareholders for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 25, 2014